Exhibit 23
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                     SHATSWELL, MACLEOD & COMPANY, P.C.
                     ----------------------------------
                        CERTIFIED PUBLIC ACCOUNTANTS


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference of our report dated January 13, 2004 (except for Note 14 as to which the date is January 22, 2004) with respect to the consolidated balance sheets of Slade's Ferry Bancorp. and Subsidiary as of December 31, 2003 and 2002, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2003 which report appears in the Annual Report on Form 10-K for the year ended December 31, 2003 of Slade's Ferry Bancorp.



                                    /S/Shatswell, MacLeod & Company, P.C.
                                    Shatswell, MacLeod & Company, P.C.

West Peabody, Massachusetts
March 24, 2004


           83 PINE STREET  WEST PEABODY, MASSACHUSETTS  01960-3635
             TELEPHONE (978) 535-0206  FACSIMILE (978) 535-9908
                  smc@shatswell.com      www.shatswell.com


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